Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-268888 on Form F-1 of our report dated September 13, 2022, relating to the financial statements of NewAmsterdam Pharma Company B.V. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Accountants B.V.

Rotterdam, The Netherlands
January 17, 2023